Exhibit 99.1

Onity Group Inc.

ONITY GROUP ANNOUNCES FULL YEAR AND FOURTH QUARTER 2025 RESULTS

Delivered record net income and EPS, book value per share of $74, and profitable growth through multi-year transformation

Announces $10 million share repurchase program

West Palm Beach, FL – (February 12, 2026) – Onity Group Inc. (NYSE: ONIT) (“Onity” or the “Company”) today announced its full year and fourth quarter 2025 results.

Full Year 2025:

●	Net income attributable to common stockholders of $185 million; diluted EPS of $21.46; return on equity (“ROE”) of 35%

●	Adjusted pre-tax income* of $82 million, resulting in adjusted ROE* of 17%

●	$85 billion in total servicing additions, including $45 billion in subservicing additions

●	Book value per share increased to $74 or $17 year over year as of December 31, 2025

●	Increased total GAAP revenue 9% to $1.1 billion compared to FY 2024

Fourth Quarter 2025:

●	Net income attributable to common stockholders of $126 million; diluted EPS of $14.24; ROE of 89%

●	Adjusted pre-tax income* of $9 million, resulting in annualized adjusted ROE* of 7%, includes approximately $14 million increase in MSR runoff related to FHA modification program changes and government shutdown

●	$29 billion in total servicing additions, including $22 billion in subservicing additions

●	Released $120 million deferred tax valuation allowance enabled by growth and sustained profitability

2026 Outlook:

●	Adjusted ROE* guidance range of 13% - 15% (16% - 18% without valuation allowance release), reflecting continued strong execution of balanced business model driving profitable growth

●	Servicing UPB growth of 5% - 15%, supported by increased liquidity for investments in higher growth assets

●	Raised new capital to support growth and continued deleveraging

* See “Note Regarding Non-GAAP Financial Measures” below

“2025 was a defining and highly successful year for our Company,” said Onity Group Chair, President and CEO Glen Messina. “We delivered record net income and earnings per share, strengthened book value, and achieved double digit adjusted ROE for the third consecutive year. Our balanced business model proved resilient through shifting interest rates and policy changes, while record Originations volume, strong recapture performance, and continued growth of our AI-enabled Servicing platform demonstrate the effectiveness of our strategy and strength of our execution.”

Messina continued, “As we enter 2026, we are simplifying our business, investing in innovation, and deploying new capital to support growth and continued deleveraging. We have also authorized a new $10 million share repurchase program, demonstrating our confidence in the Company. With a strong foundation, resilient platform, and clear strategy, we believe we are well positioned to accelerate profitable growth and create long-term value for our customers, partners, and shareholders.”

1

Additional Full Year and Fourth Quarter 2025 Operating and Business Highlights

●	Funded recapture volume up 2.1x for FY 2025, compared to FY 2024

●	Originations volume up 43% to $43 billion in 2025, compared to FY 2024

●	Total servicing UPB up $26 billion to $328 billion on December 31, 2025, versus December 31, 2024; owned MSR up 15% or $22 billion, over FY 2024

●	Total liquidity (unrestricted cash plus available credit) of $205 million as of December 31, 2025

●	Simplified business with the planned sale of reverse assets and transition of a deeply delinquent loan portfolio and elimination of future dilution risk with the successful settlement of warrants

Share Repurchase Program

On February 10, 2026, Onity’s Board of Directors authorized a share repurchase program for an aggregate amount of up to $10 million of the Company’s issued and outstanding shares of common stock. Under the share repurchase program, Onity is authorized to repurchase its outstanding common stock through open market purchases. The timing and execution of any share repurchases are subject to market conditions, among other factors, and the Company may modify, discontinue or suspend the repurchase program at any time. Unless the Company amends the share repurchase program or repurchases the full $10 million amount by an earlier date, the share repurchase program will continue through August 2026. No assurances can be given as to the amount of shares, if any, that the Company may repurchase in any given period.

Webcast and Conference Call

Onity will hold a conference call on Thursday, February 12, 2026, at 8:30 a.m. (ET) to review the Company’s full year and fourth quarter 2025 operating results. All interested parties are welcome to participate. You can access the conference call by dialing (800) 267-6316 or (203) 518-9783 approximately 10 minutes prior to the call; please reference the conference ID “Onity.” Participants can also access the conference call through a live audio webcast available from the Shareholder Relations page at onitygroup.com under Events and Presentations. An investor presentation will accompany the conference call and be available by visiting the Shareholder Relations page at onitygroup.com prior to the call. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call. A telephonic replay will also be available approximately three hours following the call’s completion through February 26, 2026, by dialing (844) 512-2921 or (412) 317-6671; please reference access code 11160700.

About Onity Group

Onity Group Inc. (NYSE: ONIT) is a leading non-bank financial services company providing mortgage servicing and originations solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs to consumers and business clients. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988. For additional information, please visit onitygroup.com.

2

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding our ROE guidance, future uses of capital, and ability to accelerate growth, continue deleveraging, invest in innovation, repurchase our shares and create long-term value for our customers, partners, and shareholders. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of U.S. and global political events, changes in monetary and fiscal policy, and other sources of instability; the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers; the amount and timing of purchases under our announced stock buyback program and its impact on our stock price; the timing for receipt of required consents to close our previously announced transaction with Finance of America Reverse LLC; the timing for receipt of required consents to transfer certain Rithm Capital Corp. (Rithm) assets, the size of the portfolio at the time of transfer, and our ability to restructure operations in a timely and cost-effective manner, identify and execute on alternative sources of revenue for our servicing business, and adjust our liquidity management practices due to the reduction of servicing float balances associated with the Rithm agreements; the adequacy of our financial resources, including our ability to sell, fund and recover servicing advances, whole loans, future draws on existing reverse loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts when required, meet our asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; our ability to interpret correctly and comply with current or future liquidity, net worth and other financial and other requirements of regulators, the Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), and the Government National Mortgage Association (Ginnie Mae); the impact of our rebranding initiative; the timing for implementation of our technology and AI-based initiatives and the extent to which they contribute to our future success; breach or failure of Onity’s, our contractual counterparties’, or our vendors’ information technology or other security systems or privacy protections, including any failure to protect customers’ data, resulting in disruption to our operations, loss of income, reputational damage, costly litigation and regulatory penalties; our reliance on our technology vendors to adequately maintain and support our systems, including our servicing systems, loan originations and financial reporting systems, and uncertainty relating to our ability to transition to alternative vendors, if necessary, without incurring significant cost or disruption to our operations; our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; our ability to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; increased servicing costs based on increased borrower delinquency levels or other factors; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae, to our regulatory engagements and litigation matters; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to comply with our servicing agreements, including our ability to maintain our seller/servicer and other statuses with the GSEs and Ginnie Mae; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2024 and for the year ended December 31, 2025 when available. Anyone wishing to understand Onity’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

3

Note Regarding Non-GAAP Financial Measures

This press release contains references to adjusted pre-tax income (loss) and adjusted ROE, both non-GAAP financial measures.

We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition, because they are measures that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that this presentation may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP pre-tax income (loss) or GAAP pre-tax ROE nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax ROE and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Onity’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax ROE.

The Company has not provided reconciliations of guidance for adjusted ROE, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include the change in fair value of our net MSR exposure due to changes in market interest rates and assumptions which can vary significantly between periods and are difficult to predict in advance in order to include in a GAAP estimate.

Notables

In the table below, we adjust GAAP pre-tax income for the following factors: MSR valuation adjustments, expense notables, and other income statement notables. MSR valuation adjustments are comprised of changes to Forward MSR and Reverse mortgage valuations due to rates and assumption changes. Expense notables include significant legal and regulatory settlement expenses, severance and retention costs, LTIP stock price changes, consolidation of office facilities and other expenses (such as costs associated with strategic transactions). Other income statement notables include non-routine transactions that are not categorized in the above.

Beginning with the three months ended December 31, 2024, for purposes of calculating Income Statement Notables and Adjusted Pre-Tax Income, we changed the methodology used to calculate Other Income Statement Notables to include change in fair value due to interest rates for reverse loan buyouts (reported in gain/loss on loans held for sale, at fair value). We made this change to align with the change to our risk management approach to include changes in fair value of reverse loan buyouts due to interest rates in our MSR hedge strategy, consistent with other notables, such as Forward MSR Valuation Adjustments due to rates and assumption changes, net and Reverse Mortgage Fair Value Change due to rates and assumption changes.

Other Income Statement Notables (a component of Other Notables) for the first three quarters of 2024 have been revised from prior presentations to reflect the methodology we adopted during the fourth quarter of 2024.

4

Beginning with the three months ended December 31, 2025, for purposes of calculating Adjusted ROE, we changed the methodology used to calculate adjusted average equity to a monthly average. We made this change to improve the accuracy of net income impact on equity. See table titled “Average Adjusted Equity Calculations” for calculation. Presentation of past periods has been conformed to the current presentation.

(Dollars in millions)		FY’25	FY’24	Q4’25
I	Net Income (Loss) Attributable to Common Stockholders	185	33	126
	A. Preferred Stock Dividend	(4)	(1)	(1)
II	Reported Net Income (Loss)	190	34	127
	A. Income Tax Benefit (Expense)	127	(5)	119
III	Reported Pre-Tax Income (Loss) [II – A]	63	39	8
	Forward MSR Valuation Adjustments due to rates and assumption changes, net (a)(b)	(1)	17	8
	Reverse Mortgage Fair Value Change due to rates and assumption changes (b)(c)	13	(7)	0
IV	Total MSR Valuation Adjustments due to rates and assumption changes, net	12	10	9
	Significant legal and regulatory settlement expenses	(25)	(8)	(6)
	Severance and retention (d)	(1)	(3)	(0)
	LTIP stock price changes (e)	(4)	1	(3)
	Office facilities consolidation	(0)	(0)	(0)
	Other expense notables (f)	3	(2)	1
	B. Total Expense Notables	(28)	(12)	(9)
	C. Gain (loss) on extinguishment of debt	-	(49)	-
	D. Gain on sale of MAV canopy	-	14	-
	E. Other Income Statement Notables (g)	(4)	(13)	(1)
V	Total Other Notables [B + C + D + E]	(31)	(60)	(10)
VI	Total Notables (h) [IV + V]	(19)	(51)	(1)
VII	Adjusted Pre-Tax Income (i) [III – VI]	82	90	9

a)	MSR valuation adjustments that are due to changes in market interest rates and assumptions, net of overall fair value gains / (losses) on MSR hedge, including FV changes of Pledged MSR liabilities associated with MSR transferred to MSR capital partners and ESS financing liabilities at fair value that are due to changes in market interest rates and assumptions, a component of MSR valuation adjustments, net; effective in Q4’24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, MSR valuation adjustments due to rates and assumption changes, net would be $11M in FY’24

b)	The changes in fair value due to market interest rates were measured by isolating the impact of market interest rate changes on the valuation model output as provided by our third-party valuation expert

c)	FV changes of reverse loans and HMBS-related borrowings due to market interest rates and assumptions, a component of gain on reverse loans and HMBS-related borrowings, net

d)	Severance and retention due to organizational rightsizing or reorganization

e)	Long-term incentive program (LTIP) compensation expense changes attributable to stock price changes during the period

f)	Contains costs associated with but not limited to rebranding and other strategic initiatives and transactions

g)	Contains non-routine transactions including but not limited to early payoff expense and fair value assumption changes on other investments recorded in other income/expense

h)	Certain previously presented notable categories with nil numbers for each period shown have been omitted

i)	Effective in Q4’24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted PTI would be $89M in FY’24; see “Notables” above for more information

5

Average Adjusted Equity Calculations

(Dollars in millions)		FY’25	FY’24	Q4’25
I	Monthly Average Common Equity	488	437	535
II	Total Notables	(19)	(51)	(1)
III	# of months + 1	13	13	4
IV	Average impact of notables [- ( II / III) ]	1	4	0
	Average Adjusted Equity [ I + IV ]	489	441	535

Adjusted ROE Calculation

(Dollars in millions)		FY’25	FY’24	Q4’25
	GAAP ROE (after tax)	35%	8%	89%
I	Reported Net Income (Loss)	190	34	127
II	Notable Items	(19)	(51)	(1)
III	Income Tax Benefit (Expense)	127	(5)	119
IV	Adjusted Pre-Tax Income (Loss) [I – II – III]	82	90	9
V	Annualized Adjusted Pre-tax Income [IV * 4 for qtr.]	82	90	35
VI	Average Adjusted Equity [from above]	489	441	535
VII	Adjusted ROE (a) (pre-tax) [V / VI]	17%	20%	7%

a)	Effective in Q4’24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted pre-tax income would be $89M and adjusted ROE would be 20% in FY’24; see “Notables” above for more information; effective in Q4’25, adjusted average equity used in adjusted ROE is now a monthly average; presentation of past periods has been conformed to the current presentation; without this change, adjusted ROE would be 6% in Q4’25, 20% in FY’24, and 15% in FY’25; see “Notables” above for more information

Condensed Consolidated Balance Sheets (unaudited)

Assets (Dollars in millions)	December 31, 2025	December 31, 2024
Cash and cash equivalents	180.5	184.8
Restricted cash	84.1	80.8
Mortgage servicing rights (MSRs), at fair value	2,825.3	2,466.3
Advances, net	483.4	577.2
Loans held for sale, at fair value	1,891.7	1,290.2
Reverse loans held for sale pooled into Home Equity Conversion Mortgage Backed Securities (HMBS), at fair value	9,807.5	-
Loans held for investment, at fair value	-	11,125.3
Receivables, net	189.8	176.4
Premises and equipment, net	10.8	11.0
Other assets	273.9	111.3
Contingent loan repurchase asset	423.6	412.2
Total Assets	16,170.6	16,435.4

6

Liabilities, Mezzanine & Stockholders’ Equity (Dollars in millions)	December 31, 2025	December 31, 2024
HMBS-related borrowings, at fair value	9,611.7	10,872.1
MSR related financing liabilities, at fair value	842.0	846.9
MSR financing facilities, net	1,285.2	957.9
Advance match funded liabilities	341.9	417.1
Mortgage warehouse facilities	1,224.6	1,046.3
Reverse mortgage securitization notes, net	899.3	481.9
Senior notes, net	489.6	487.4
Other liabilities	374.9	420.6
Contingent loan repurchase liability	423.6	412.2
Total Liabilities	15,492.8	15,942.5
Mezzanine Equity	49.9	49.9
Stockholders’ Equity	627.9	442.9
Total Liabilities, Mezzanine and Stockholders’ Equity	16,170.6	16,435.4

Condensed Consolidated Statements of Operations (unaudited)

	For the Years Ended
(Dollars in millions, except per share data)	December 31, 2025	December 31, 2024
Revenue
Servicing and subservicing fees	857.2	832.5
Gain on reverse loans and HMBS-related borrowings, net	58.8	42.5
Gain on loans held for sale, net	93.0	59.0
Other revenue, net	57.8	42.0
Total revenue	1,066.7	976.0
MSR valuation adjustments, net	(169.8)	(96.2)
Operating expenses
Compensation and benefits	252.6	232.5
Servicing and origination	58.9	52.3
Technology and communications	64.1	52.9
Professional services	67.8	52.6
Occupancy, equipment and mailing	33.6	31.4
Other expenses	14.7	14.7
Total operating expenses	491.7	436.5
Other income (expense)
Interest income	135.4	93.3
Interest expense	(308.6)	(288.9)
Pledged MSR liability expense	(169.5)	(175.4)
Gain (loss) on extinguishment of debt	-	(49.4)
Earnings of equity method investee	-	22.9
Other, net	0.3	(6.6)
Other income (expense), net	(342.4)	(404.1)
Income before income taxes	62.7	39.3
Income tax expense (benefit)	(126.8)	5.3
Net Income	189.5	33.9
Preferred stock dividend	(4.2)	(0.5)
Net Income attributable to common stockholders	185.4	33.4
Basic EPS	$23.07	$4.28
Diluted EPS	$21.46	$4.13

For Further Information Contact:

Investors:

Valerie Haertel, VP, Investor Relations

(561) 570-2969

shareholderrelations@onitygroup.com

Media:

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@onitygroup.com

7